UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 12, 2012

Rowan Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard

Suite 5450

Houston, Texas

77056-6189

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +1 713 621 7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

The information included under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

As previously announced, Rowan Companies, Inc. (the “Company”) will hold a special meeting of stockholders on April 16, 2012 (the “Special Meeting”), at which time the Company’s stockholders will be asked to approve a proposal to adopt the Agreement and Plan of Merger and Reorganization dated February 27, 2012 between the Company and Rowan Mergeco, LLC, a wholly owned subsidiary of the Company (as amended, the “Merger Agreement”), among other matters. The original Merger Agreement provided that at the effective time of the merger (the “Merger”) each outstanding share of Company common stock would be converted on a one-for-one basis into the right to receive an American depositary share (collectively, the “ADS”), which represents one Class A Ordinary Share (collectively, the “Ordinary Shares”) of a newly formed English public limited company to be named Rowan Companies plc (“Rowan UK”).

Effective Time of the Merger

As previously disclosed in the Company’s proxy statement for the Special Meeting, the Company is evaluating ways of making Ordinary Shares available for delivery (instead of ADS) in conjunction with the Merger and listing those Ordinary Shares on the New York Stock Exchange (“NYSE”). The Company expects to amend its previously filed NYSE listing application to list the Ordinary Shares. We currently expect that the effective time of the Merger (the “Effective Time”) will occur in May 2012, which is after our original estimated closing date of on or about April 18, 2012.

Although the Company is evaluating the use of Ordinary Shares in conjunction with the Merger, there can be no assurance that the Company will be successful in such efforts and the Company may cause ADS to be delivered in conjunction with the Merger, as originally contemplated. In such an event, the Company may still continue to explore the termination and/or amendment of the ADS capital structure and conversion to an Ordinary Share capital structure at any time after the Effective Time.

If Ordinary Shares are listed on the NYSE, Rowan UK would be a “quoted company” for purposes of the UK Companies Act 2006, which would provide certain additional rights and certain additional disclosure obligations. These rights and obligations include, among others, the right to raise audit concerns, the right to require an independent report on poll votes and additional disclosure in Rowan UK’s annual report.

Amendment to Merger Agreement

On April 12, 2012, the Company and Rowan Mergeco, LLC, entered into an amendment to the Merger Agreement (the “Amendment”) to provide, among other matters, that the Board of Directors of the Company (the “Board”) may authorize the conversion of Company common stock into the right to receive Ordinary Shares in lieu of the right to receive ADS at the Effective Time. If so authorized by the Board, at the Effective Time, each outstanding share of Company common stock (other than shares of Company common stock held in treasury) and each outstanding award under the Company’s equity incentive plans (in each case, as further described in the Merger Agreement) shall be deemed to have converted into and shall become the right to receive Ordinary Shares or equity awards based upon Ordinary Shares, as applicable. If the Board authorizes such conversion, all references to ADS or similar concepts in the Merger Agreement, as appropriate, will be deemed to be references to Ordinary Shares and the provisions referencing ADS will have no application, other than in furtherance of the conversion of shares of Company common stock into Ordinary Shares.

The Amendment also provides that each registered holder of Company common stock will be entitled to receive the ADS or Ordinary Shares, as applicable, after it delivers a validly executed and duly completed letter of transmittal and stock certificate, if applicable. Until the letter of transmittal and any applicable stock certificate have been received, each share of Company common stock will represent only the right to receive the ADS or Ordinary Shares, as applicable, and any cash dividends or other distributions. Any holder who has not returned a validly executed and duly completed letter of transmittal and surrendered any applicable stock certificate will not be entitled to exercise voting rights with respect to the Ordinary Shares.

Custody Arrangement

If Ordinary Shares are issued in conjunction with the Merger, Ordinary Shares deliverable in respect of shares of Company common stock held of record (other than such shares held of record by Cede & Co., as nominee for The Depository Trust Company (“DTC”)) will not be delivered to the record holders, but rather will be delivered to a bank or trust company that is a participant in DTC (the “Custodian”). The Custodian will hold such Ordinary Shares for the benefit of such holders until instructions are received from the holder, as described below.

If Ordinary Shares are issued in conjunction with the Merger, we would expect to terminate the previously disclosed ADS deposit agreement in conjunction with the closing of the Merger. We would also expect that all Ordinary Shares delivered in connection with the Merger will be transferred through the facilities of DTC. As a result, for record holders who hold share certificates representing shares of Company common stock or uncertificated shares of Company common stock that are not deposited with DTC, we expect Ordinary Shares will initially be delivered to Computershare Trust Company, N.A. (“Computershare”), an affiliate thereof, or another bank or trust company, as the Custodian for the exchange agent on behalf of such stockholders, and held in its account at DTC. We do not expect any fees to apply to the record holder unless and until the record holder chooses to enroll in custody services offered by the Custodian. We do not currently expect that any such holder who wishes to transfer its Ordinary Shares from the custody of the Custodian to another bank or broker within the DTC system or to receive certificated Ordinary Shares will be charged any fees to do so.

Following the Effective Time, former record holders of Company common stock will also be provided with terms and conditions governing the custody facility. Holders who wish the Custodian to hold their Ordinary Shares will be expected to provide the Custodian with “know your customer” information and other customary documentation and agree to certain terms and conditions. Certain non-U.S. shareholders will not be eligible to hold their Ordinary Shares through the Custodian. Any holders who do not elect to transfer their Ordinary Shares to a bank or broker within DTC or enroll in the custody facility may elect to receive Ordinary Shares in certificated form. Subsequent transfers of Ordinary Shares may attract stamp duty and stamp duty reserve tax (“SDRT”) under U.K. law.

Stamp Duty and SDRT

If Ordinary Shares are deposited with DTC, delivered in conjunction with the Merger and listed on the NYSE, holders of Ordinary Shares are strongly encouraged to hold their Ordinary Shares in book entry form through the facilities of DTC as described above. Any instrument of transfer of Ordinary Shares that are not held by a nominee for the purposes of the provision of clearance services will attract stamp duty at a rate of 0.5% of the consideration for the transfer. An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will be liable for SDRT generally at the rate of 0.5% of the consideration for the transfer; but such liability will be cancelled if the agreement is completed by a duty stamped instrument of transfer within six years of the date of the agreement, or if the agreement was conditional, the date the agreement became unconditional. Where stamp duty is paid, any SDRT previously paid will be repaid on the making of an appropriate claim. Stamp duty and SDRT are normally paid by the purchaser.

Any such duty must be paid (and the relevant transfer document stamped by HMRC) before the transfer can be registered in the books of Rowan UK. Any transfer for no consideration will not attract a stamp duty or SDRT charge. If those shares are redeposited into DTC, the special transfer arrangements will attract stamp duty at a rate of 1.5% of the value of the shares (rounded up the nearest £5). These special transfer arrangements will require the depositing party to pay 1.5% stamp duty. This will necessarily result in greater delay and expense as compared to transfers by way of book entry through DTC.

Accordingly, Rowan UK may put in place arrangements to require that Ordinary Shares held in certificated form cannot be transferred into the DTC system until the transferor of such shares has first delivered the shares to a depositary specified by Rowan UK so that stamp duty may be collected in connection with the initial delivery to the depository. Any such Ordinary Shares will be evidenced by a receipt issued by the depositary. Before the transfer can be registered in the books of Rowan UK, the transferor will also be required to pay funds into the depositary to settle the resultant liability to stamp duty, which will be charged at a rate of 1.5% of the value of the shares, rounded up to the nearest £5.

No stamp duty need, in practice, be paid on the acquisition or transfer of the beneficial ownership of Ordinary Shares held by a nominee as part of a clearance service, provided that any instrument of transfer or contract for sale is not executed in the U.K. and remains at all times outside the U.K. and the transfer does not relate to any matter or thing done or to be done in the U.K. An agreement for the transfer of such Ordinary Shares will not give rise to a SDRT liability.

The enforceability of the 1.5% charge to stamp duty and/or SDRT is in doubt and is the subject of ongoing litigation following the decision of the European Court of Justice in HSBC Holdings plc, Vidacos Nominees Ltd v HMRC Case C-569/07. More recently, the First Tier Tribunal (Tax Chamber) in HSBC Holdings plc, The Bank of New York Mellon Corporation v HMRC [2012] UKFTT 163 (TC) has held that the SDRT charge on the issue of shares into non-EU depositary receipt or clearance systems is unenforceable by virtue of European law, as a result of which it is understood that HMRC is no longer enforcing payment of SDRT on such issuances. This decision may, however, be subject to an appeal, and it is possible that the Tribunal’s decision on this point would not be upheld by the higher tribunals and courts. If the Tribunal’s decision were to be reversed on appeal, any SDRT that had not been paid in respect of share issuances on the basis of the First Tier Tribunal’s decision would need to be remitted to HMRC together with interest for late payment. It is also possible that the U.K. government may change the law in relation to stamp duty and SDRT in response to this litigation, and that this will have a material effect on the cost of dealing in the Ordinary Shares. Our stockholders are encouraged to consult their own tax advisors prior to the Special Meeting regarding the particular tax considerations of the Merger applicable to them.

DTC Facility

DTC is the world’s largest central securities depository, providing depository and book-entry transfer services for eligible securities, which are registered in the name of its nominee, Cede & Co. We believe that approximately 98% of the outstanding shares of Company common stock are currently held within the DTC system. If Ordinary Shares are delivered in conjunction with the Merger, we expect to enter into arrangements with DTC and its related parties whereby the Ordinary Shares will be eligible for deposit and book-entry transfer services at DTC, and we will agree to indemnify DTC and its related parties for any stamp duty and/or SDRT that may be assessed upon any of them as a result of their accepting the Ordinary Shares for deposit and providing book-entry transfer, clearance and settlement services for the Ordinary Shares. We expect that such arrangements will generally provide that DTC will have discretion in certain circumstances to restrict services to, or exit from the depository, the Ordinary Shares, including if DTC believes that it or any of its related parties might have any liability for stamp duty and/or SDRT in respect of the Ordinary Shares. In addition, we are seeking a ruling from HMRC in respect of related stamp duty and SDRT issues.

DTC has not yet determined that the Ordinary Shares will be eligible for its depository and book-entry transfer services and is not obligated to accept the Ordinary Shares for deposit in conjunction with the Merger. If DTC initially accepts the Ordinary Shares, it will generally have discretion to restrict services to, or reevaluate the eligibility of, the Ordinary Shares, including if DTC believes that it or any of its related parties might have any liability for stamp duty and/or SDRT in respect of the Ordinary Shares. If DTC determines at any time after the consummation of the Merger that the Ordinary Shares are not eligible for its depository and book-entry transfer services, then we believe the Ordinary Shares would not be eligible for continued listing on a U.S. securities exchange or inclusion in the S&P 500 and trading in the Ordinary Shares would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Ordinary Shares.

On April 12, 2012, the Company issued a press release announcing the Amendment and certain other items referenced in this Current Report on Form 8-K. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 2.1 and is incorporated into this Item 8.01 by reference. This Current Report on Form 8-K and the disclosures herein should be read in conjunction with the Company’s proxy statement for the Special Meeting and the disclosures therein.

Consent Solicitation

In connection with the previously disclosed consent solicitation (the “Consent Solicitation”), promptly upon receipt of the required consents for the Consent Solicitation and the closing of the Merger, the Company and Rowan UK will enter into an amendment to the indenture, dated July 21, 2009, as amended (the “Indenture Supplement”), with U.S. Bank National Association, a nationally chartered banking association, as trustee (the “Trustee”), and Rowan UK will issue an unconditional and irrevocable guarantee of the prompt payment, when due, of any amount owed to the holders of the Company’s 5% Senior Notes of due 2017 and the Company’s 7.875% Senior Notes due 2019 (the “Rowan UK Guaranty”). If the required consents are obtained, but the Effective Time is delayed, then the effectiveness of the Indenture Supplement and the Rowan UK Guarantee would also be delayed until after the Effective Time occurs.

CREST System

We previously disclosed that transactions in uncertificated Ordinary Shares would be settled in the CREST system, the computerized settlement system operated by Euroclear U.K. & Ireland Limited (formerly known as CRESTCo Limited). Based upon technical differences between the CREST system and NYSE rules, Rowan UK expects to withdraw the Ordinary Shares from the CREST system in conjunction with the Merger and no longer settle uncertificated transactions through CREST.

*     *     *

Rowan UK has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which contains a definitive proxy statement/prospectus in connection with the proposed merger, and each of the Company and Rowan UK may be filing other relevant materials with the SEC in connection with the transaction. The Company urges its stockholders – including participants in its equity based incentive compensation plans — and investors to read carefully the proxy statement/prospectus (and any other document that the Company or Rowan UK subsequently files with the SEC) before making any voting or investment decision about the proposed merger, because they contain important information about the Company, Rowan UK and the proposed merger and related transactions. Stockholders and investors may obtain these documents, as well as other filings containing information about the Company and Rowan UK, for free at the SEC’s website, www.sec.gov, and the Company’s website, www.rowancompanies.com, under the “Investor Relations” heading by accessing the “SEC filings” link.

The Company, Rowan UK and their directors and executive officers and certain other members of management and employees, as well as Innisfree M&A Incorporated (the Company’s proxy solicitor), may be deemed to be participants in the solicitation of proxies in respect of the proposed change in corporate structure. Information about the directors and executive officers of the Company and their ownership in the Company is included in the registration statement filed with the SEC and the documents and information incorporated by reference therein. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement/prospectus and other relevant materials filed with the SEC. You can obtain free copies of the documents by accessing the SEC’s and our website as described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated April 12, 2012.

99.1	Press Release issued by Rowan Companies, Inc., dated April 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2012

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
William H. Wells
Senior Vice President – CFO and Treasurer
(Principal Financial Officer)

Index to Exhibits

Exhibit Number	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated April 12, 2012.

99.1	Press Release issued by Rowan Companies, Inc., dated April 12, 2012.